UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 3, 2009

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On February 3, 2009, the Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) appointed Charles R. Whitchurch as a director of the Company, effective immediately. Mr. Whitchurch served as the Chief Financial Officer of Zebra Technologies Corporation from September 1991 to June 2008. He is currently a member of the Board of Directors and Chairman of the Audit Committee of SPSS, Inc. a publicly held provider of predictive analytic software. He is also a board member and Audit Committee chairman of Landmark Aviation, a privately held operator of fixed base operations at multiple locations throughout the United States and Europe. Mr. Whitchurch holds an MBA from Stanford University and a BA in economics from Beloit College. Mr. Whitchurch will serve as a member of the Audit, Compensation, Governance and Nominating committees of the Board.

There are no transactions between Mr. Whitchurch or any member of his immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Mr. Whitchurch and any other persons or entities pursuant to which Mr. Whitchurch was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Whitchurch became entitled to a prorated portion of the non-employee directors’ compensation. To that end, Mr. Whitchurch is entitled to receive a prorated portion of the annual retainer of $50,000 and will receive $750 for each Board meeting he attends, $1,000 for each Audit Committee meeting he attends and $500 for each stand alone committee meeting he attends. Mr. Whitchurch will also be entitled to reimbursement of his expenses incurred in connection with the performance of his services as a director.

In addition, Mr. Whitchurch will receive annual awards of restricted stock under the Company’s Amended and Restated Director’s Equity Compensation Plan. On the day following each annual meeting of shareholders each non-employee director of the Company receives an award of restricted stock, with the number of shares of restricted stock determined by dividing $80,000 by the fair market value of the Company’s common stock on the date of grant. Because Mr. Whitchurch first became a non-employee director on a date other than a regularly scheduled annual meeting of shareholders, he will receive a restricted stock award for a prorated number of shares of restricted stock. The restricted stock granted under the Amended and Restated Directors Plan may not be transferred or sold until it has vested. Restricted stock granted under the Amended and Restated Director’s Plan will vest in full on the day that is six months after the date of grant, or upon the earlier to occur of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If Mr. Whitchurch terminates his service as a director for any other reason, he will forfeit all of his right, title and interest in and to the restricted stock as of the date of termination.

The full text of the press release announcing Mr. Whitchurch’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: February 3, 2009	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer